Exhibit 4.2

BONANZA CREEK ENERGY, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

5 3/4% SENIOR NOTES DUE 2023

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 18, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.10
(b)	8.10
(c)	N.A.
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	3.05
(b)	13.03
(c)	13.03
313(a)	8.06
(b)(2)	8.06; 8.07
(c)	8.06; 13.02
(d)	8.06
314(a)	5.03;13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	8.01
(b)	8.05; 13.02
(c)	8.01
(d)	8.01
(e)	7.11
316(a) (last sentence)	3.09
(a)(1)(A)	7.05
(a)(1)(B)	7.04
(a)(2)	N.A.
(b)	7.07
(c)	3.12
317(a)(1)	7.08
(a)(2)	7.09
(b)	3.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATION OF GUARANTEE

Page

Exhibit C	FORM OF SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE dated as of July 18, 2014 (the “Supplemental Indenture” among Bonanza Creek Energy, Inc. (the “Company”), a Delaware corporation, the Guarantors (as defined) and Wells Fargo Bank, National Association, as trustee under the Indenture, dated as of July 18, 2014, among the Company, the Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by this Supplemental Indenture in respect of the Notes (as defined), the “Indenture”). The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5 ¾% Senior Notes due 2023:

RECITALS

The Company and the Guarantors have duly authorized, executed and delivered the Base Indenture to provide for the issuance from time to time of the Company’s debentures, notes or other debt instruments (herein called the “Securities”), to be issued in one or more series, which Securities may be guaranteed by each of the Guarantors, as the Base Indenture provides.

Section 9.1(i) of the Base Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form or terms of any Security as permitted by the Base Indenture.

Pursuant to Sections 2.1 and 2.2 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and terms, and to provide for the issuance, of a series of senior notes designated as 5 3/4% Senior Notes due 2023 in an initial aggregate principal amount of $300,000,000 (the “Initial Notes”).

From time to time subsequent to the Initial Issuance Date, the Company may, if permitted to do so pursuant to the terms of the Indenture, the Initial Notes and the terms of its other indebtedness existing on such future date, issue additional senior notes of the same series as the Initial Notes in accordance with this Supplemental Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”), pursuant to this Supplemental Indenture.

The Company and the Guarantors are members of the same consolidated group of companies.  The Guarantors will derive direct and indirect economic benefit from the issuance of the Securities.  Accordingly, each Guarantor has duly authorized the execution and delivery of this Supplemental Indenture to provide for its full, unconditional and joint and several Guarantee of the Notes to the extent provided in or pursuant to the Indenture.

This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

The Company and Guarantors have done all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make the Guarantees thereof, when the Notes have been executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Guarantors.  The Company and Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of each of the Company and the Guarantors, in accordance with its terms.

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES

Section 1.01          Application of this Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02 below, are expressly and solely for the benefit of the Holders of the Notes and the Note Guarantees and shall not apply to any other series of Securities that may be issued hereafter under the Base Indenture.  The Notes constitute a series of Securities (as defined in the Base Indenture) as provided in Sections 2.1 and 2.2 of the Base Indenture.  Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document.

Section 1.02          Effect of this Supplemental Indenture.

With respect to the Notes (and any notation of Note Guarantee endorsed thereon) only, the Base Indenture shall be supplemented and amended pursuant to Section 9.1 thereof to establish the form and terms of the Notes (and any notation of Note Guarantee endorsed thereon) as set forth in this Supplemental Indenture, including as follows:

(1)           Definitions.  The provisions of Article I of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;

(2)           Security Forms.  The provisions of Article II of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;

(3)           Redemption.  The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;

(4)           Covenants.  The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 5 of this Supplemental Indenture;

(5)           Successors.  The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;

(6)           Defaults and Remedies.  The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;

(7)           The Trustee.  The provisions of Article VII of the Base Indenture are deleted in their entirety by the provisions of Article 8 of this Supplemental Indenture;

(8)           Satisfaction and Discharge of Indenture; Defeasance.  The provisions of Article VIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 and Article 12 of this Supplemental Indenture;

(9)           Amendments and Waivers.  The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 10 of this Supplemental Indenture;

(10)         Guarantees.  Certain of the provisions relating to the Guarantees of the Notes are set forth in Article 11 of this Supplemental Indenture.

(11)         Miscellaneous Provisions.  The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 13 of this Supplemental Indenture; and

(12)         Sinking Fund. The provisions of Article XI of the Base Indenture are deleted in their entirety.

To the extent that the provisions of this Supplemental Indenture (including those referred to in clauses (1) through (12) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling, but solely with respect to the Notes (and any notation of Guarantee endorsed thereon).

ARTICLE 2
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 2.01          Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued hereunder in accordance with Sections 3.02 and 5.09, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination,

(1)           the sum of:

(a)           the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines (before any state or federal income taxes) as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared, audited or reviewed by independent petroleum engineers as to proved reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other proved reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)            estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report, and

(ii)           estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii)          estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report, and

(iv)          reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis and in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year-end reserve report); provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

(b)           the capitalized costs that are attributable to Oil and Gas Properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available,

(c)           the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; and

(d)           the greater of:

(i)            the net book value and

(ii)           the appraised value, as estimated by independent appraisers,

of other tangible assets (including Investments in unconsolidated Subsidiaries), in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company’s most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply, minus, to the extent not otherwise taken into account in the immediately preceding clause (1),

(2)           the sum of

(a)           minority interests,

(b)           to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company’s most recent annual or quarterly period for which internal financial statements are available;

(c)           to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

(d)           the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.  Unless otherwise specified or the context shall otherwise require, each reference to an “Affiliate” will refer to an Affiliate of the Company.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Note at August 1, 2018 (such redemption price being set forth in the table in Section 4.07(d)) plus (ii) all required interest payments due on the Note through August 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months); over

(b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance, transfer or other disposition (each, a “disposition”) of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 5.15 and/or Section 6.01 and not by the provisions of Section 5.10; and

(2)           the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, each of the following items will be deemed not to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)           a disposition of assets between or among the Company and its Restricted Subsidiaries;

(3)           an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)           the disposition of products, services or accounts receivable in the ordinary course of business and any disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)           licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;

(6)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)           the granting of Liens not prohibited by Section 5.12;

(8)           the disposition of cash or Cash Equivalents or other financial instruments (other than Oil and Gas Hedging Contracts);

(9)           a Restricted Payment that does not violate Section 5.07 or a Permitted Investment (or a disposition or issuance that would constitute a Restricted Payment or a Permitted Investment but for an exclusion from the definition thereof);

(10)         a disposition of Hydrocarbons, sand or other mineral products in the ordinary course of business;

(11)         an Asset Swap;

(12)         dispositions of crude oil and natural gas properties, provided that at the time of any such disposition such properties do not have associated with them any proved reserves;

(13)         any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(14)         issuances and sales of directors’ qualifying shares and other Capital Stock in Restricted Subsidiaries issued to foreign governments, foreign individuals or other third parties to the extent required by applicable law; and

(15)         farmouts of undeveloped oil and gas properties, deemed transfers of working interests under any joint operating agreement as the result of electing (or being deemed to have elected) not to participate in the drilling operations for a new well, and assignments under pooling or unitization agreements or other contracts that are customary in the Oil and Gas Business.

“Asset Sale Offer”  has the meaning set forth in Section 5.10.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions of Section 5.10 if then in effect.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the Board of Directors of a general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than 12 months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight and demand bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Offer”  means an offer by the Company to repurchase Notes as described in Section 5.15(a).

“Clearstream” means Clearstream Banking, S.A.

“Consolidated EBITDAX” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Asset Sale, or the disposition of securities or the early extinguishment of Indebtedness, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)           depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)           if such Person accounts for its oil and gas operations using successful efforts or a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; plus

(6)           any reasonable expenses and charges related to any Permitted Investment, acquisition, disposition, Equity Offering, recapitalization, or issuance or incurrence of Indebtedness permitted to be incurred hereunder (in each case, whether or not successful); minus

(7)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

(8)           to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)           all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)           the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person (or, in the case of a loss for such period, only to the extent of the aggregate cash or fair market value of property contributed to such Person by the Company or any Restricted Subsidiary during such period);

(3)           the net income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4)           the cumulative effect of a change in accounting principles will be excluded;

(5)           unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

(6)           any asset impairment or writedown on or related to Oil and Gas Properties under GAAP or SEC guidelines will be excluded; and

(7)           non-cash charges relating to grants of performance shares, stock options, stock awards, stock purchase agreements or management compensation plans for officers, directors, employees or consultants of the Company or a Restricted Subsidiary of the Company (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) to the extent that such non-cash charges are deducted in computing such Consolidated Net Income will be excluded; provided that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of a non-cash charge in any period, such cash payment shall (without duplication) be deducted from the Consolidated Net Income of the Company for such period.

“Consolidated Net Working Capital” of any Person as of any date of determination means (a) all current assets of such Person and its Restricted Subsidiaries except current assets from Oil and Gas Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC 815).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Credit Agreement, dated as of March 29, 2011, as amended to date, by and among the Company, as borrower, KeyBank National Association, as administrative agent and issuing lender, and certain financial institutions, as lenders, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, capital market financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 3.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision hereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.07.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes hereof will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” of any Person means (1) any and all Capital Stock of such Person and (2) all warrants, options or other rights to purchase (whether or not currently exercisable), or participations or other equivalents of or interests in (however designated) such Capital Stock of such Person (but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests).

“Equity Offering” means a public or private sale of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the date hereof.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by senior management of the Company or, in the case of any determination of value in excess of $25.0 million, the Board of Directors of the Company (in each case, unless otherwise provided herein).

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification 815.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAX of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (in accordance with Regulation S-X under the Securities Act) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date of 12 months or more, or, if the remaining term is less than 12 months, taking such Hedging Obligation into account on a proportional basis).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)           the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings) and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)           the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)           any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)           all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

“Global Note Legend” means the legend set forth in Section 3.06(f)(1), which is required to be placed on all Global Notes issued hereunder.

“Global Notes” means, individually and collectively, each Note in global form deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of

Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 3.01, 3.06(b), 3.06(c), 3.06(d) or 3.06(e).

“Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) and (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).  When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions hereof, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions hereof.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           Oil and Gas Hedging Contracts.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and other minerals or products commonly created, recovered or produced in association therewith or refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6)           representing any Hedging Obligations; or

(7)           in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment),

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(1)           any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(2)           in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(3)           any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted hereby, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary of the Company; or

(4)           except as provided in clause (7) in the preceding paragraph, any obligation in respect of any Production Payments and Reserve Sales.

“Indenture” has the meaning attributed thereto in the first paragraph of this Supplemental Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Issuance Date” means July 18, 2014.

“Initial Notes” has the meaning set forth in the Recitals hereto..

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, payroll, travel and similar advances to officers, employees, directors, consultants and others made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 5.07(c) hereof.  The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 5.07(c) hereof.  Except as otherwise provided herein, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.  In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the ratings business thereof.

“Net Proceeds” means cash in an amount equal to the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (and all other Obligations related thereto), other than revolving credit Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for sale price adjustment, indemnification or retained liability obligations in respect of the sale price of such assets or such Asset Sale established in accordance with GAAP, and all distributions and other payments required to be made to minority interest holders in Subsidiaries or to holders of royalty or similar interests as a result of such Asset Sale.  Notwithstanding any other provision hereof, tracing of proceeds from an Asset Sale is not required, and the Company and its Restricted Subsidiaries may use other cash in an equivalent amount in lieu of such proceeds in satisfaction of the requirements of Section 5.10.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)           as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, contained in or executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes hereunder, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05.

“Oil and Gas Business” means (i) the acquisition, exploration, development, production, operation and disposition of interests in Hydrocarbon and other minerals, (ii) the gathering, distributing, marketing, treating, processing (but not refining), storage, selling, transporting and other handling of any production from such interests or properties, (iii) any business relating to any of the activities described in clauses (i) and (ii) of this definition conducted with respect to Hydrocarbons and other minerals and products commonly created, used, recovered or produced in association therewith and (iv) any activity that is ancillary to or necessary or appropriate for the activities described in clauses (i) through (iii) of this definition.

“Oil and Gas Hedging Contracts” means any puts, cap transactions, floor transactions, collar transactions, forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons (or related revenues or costs, including basis) to be used, produced, processed or sold by the Company or any of its Restricted Subsidiaries that are customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbons prices and not for speculative purposes.

“Oil and Gas Properties” means all properties, including equity or other ownership interest therein, owned by such Person or any of its Restricted Subsidiaries which contain or are believed to contain “proved oil and gas reserves” as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock (a) of a Person existing at the time such Person became a Restricted Subsidiary of the Company as a result of having been acquired; provided, such Indebtedness or Disqualified Stock was not incurred in contemplation of such acquisition or (b) of a Person that was merged or consolidated with or into the Company or any of its Restricted Subsidiaries that was not incurred in contemplated of such merger or consolidation; provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either:

(1)           immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a); or

(2)           immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, transporting, storing or otherwise handling Hydrocarbons and other minerals and properties that contain or are believed to contain Hydrocarbons and other minerals, through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in properties that contain or are believed to contain Hydrocarbons and other minerals or any interest therein or gathering, transportation, processing, storage or related systems or ancillary real property interests, in each case either directly or through entities the primary purpose of which is to own or operate any of the foregoing, and (ii) entry into and Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, contracts for the sale, transportation or exchange of oil and natural gas, production sharing agreements, processing agreements, farm-in agreements, farm-out agreements, developments agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties.

“Permitted Investments” means:

(1)           any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)           any Investment in cash and Cash Equivalents;

(3)           any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)           such Person becomes a Restricted Subsidiary of the Company; or

(b)           such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.10, including pursuant to an Asset Swap;

(5)           any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)           Investments represented by Hedging Obligations;

(8)           loans or advances to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and consistent with past practice;

(9)           repurchases of the Notes;

(10)         any guarantee of Indebtedness permitted to be incurred by Section 5.09 other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(11)         any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date hereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date hereof or (b) as otherwise permitted hereunder;

(12)         Investments acquired after the date hereof as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 6.01 after the date hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)         Permitted Business Investments;

(14)         receivables owing to the Company or any Restricted Subsidiary of the Company created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary of the Company deems reasonable under the circumstances;

(15)         Investments constituting prepaid expenses or advances or extensions of credit to customers or suppliers in the ordinary course of business;

(16)         endorsements of negotiable instruments and documents in the ordinary course of business;

(17)         Investments in the form of pledges or deposits made in the ordinary course of business and constituting Permitted Liens; and

(18)         other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding that do not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date such Investment is made (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment (including any Investment as a result of any such Person becoming an Unrestricted Subsidiary) and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means:

(1)          Liens on assets of the Company or any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms hereof to be incurred pursuant to Section 5.09(b)(1) and/or securing Hedging Obligations related thereto and/or securing Obligations with regard to Treasury Management Arrangements;

(2)           Liens in favor of the Company or the Guarantors;

(3)           Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(4)           Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5)           Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, bid, plugging and abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6)           Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 5.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(7)           Liens existing on the date hereof;

(8)           Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(9)           Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred hereunder; provided, however, that:

(a)           the new Lien is limited to all or part of the same property and assets that secured, or, under the written agreements pursuant to which the original Lien arose, could secure, the original Lien; and

(b)           the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay accrued interest and any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(10)         Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(11)         filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(12)         bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(13)         Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(14)         Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(15)         grants of software and other technology licenses in the ordinary course of business;

(16)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(17)         Liens in respect of Production Payments and Reserve Sales; provided, that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales;

(18)         Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other agreements that are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(19)         Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(20)         Liens imposed by law, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, or related contracts in the ordinary course of business, in each case for sums not overdue for more than 60 days (or which, if due and payable, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof);

(21)         Liens for taxes, assessments or other governmental charges not overdue for more than 30 days (or which, if so overdue, are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof) or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries of the Company taken as a whole;

(22)         Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of the Company or any

Restricted Subsidiary of the Company in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(23)         survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of the Company or any Restricted Subsidiary of the Company or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary of the Company;

(24)         leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary of the Company;

(25)         any interest or title of a lessor under any operating lease;

(26)         Liens on pipelines or pipeline facilities that arise by operation of law;

(27)         Liens arising hereunder in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred hereunder, provided, that such Liens are solely for the benefit of the trustees, agents, or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(28)         Liens (a) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary of the Company under clause (3) of the definition of “Permitted Investment” to be applied against the purchase price for such Investment, (b) consisting of an agreement to dispose of any property in a disposition permitted hereunder and (c) on cash earnest money deposits made by the Company or any Restricted Subsidiary of the Company in connection with any letter of intent or purchase agreement permitted hereunder;

(29)         Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Indebtedness that, at any one time outstanding, does not exceed the greater of (a) $20.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets of the Company determined as of the date such Lien is incurred; and

(30)         any Lien renewing, extending, refinancing or refunding a Lien permitted by this definition, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to accrued interest and premium thereon and fees, costs and expenses incurred in connection therewith, and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien on a specified asset or property or group or type of assets or property may include Liens on all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, costs and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) has a final maturity date that is (i) later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) more than 90 days after the final maturity date of the Notes;

(3)           if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)           such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or any of its Restricted Subsidiaries.

“Prospectus Supplement” means the Prospectus Supplement of the Company, dated July 15, 2014.

“Qualifying Equity Interests” means Equity Interests of the Company other than (1) Disqualified Stock and (2) Equity Interests sold in an Equity Offering prior to the third anniversary of the date hereof that are eligible to be used to support an optional redemption of Notes pursuant to Section 4.07(b).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1)           all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)           any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Note Guarantee; and

(3)           all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in this definition, Senior Debt will not include: (a) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates; (b) any Indebtedness that is incurred in violation of the Indenture; or (c) any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date hereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified or the context shall otherwise require, each reference to a “Subsidiary” will refer to a Subsidiary of the Company.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2018; provided, however, that if the period from the redemption date to August 1, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.  The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Debt;

(2)           except as permitted by Section 5.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.  In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the company in accordance with this Indenture, such designation shall be deemed to have occurred, for all purposes, simultaneously with, and automatically upon, such Person becoming a Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity that does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)           the then outstanding principal amount of such Indebtedness.

Section 2.02          Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	5.11
“Authentication Order”	3.02
“Change of Control Payment”	5.15
“Change of Control Purchase Date”	5.15
“Covenant Defeasance”	9.03
“DTC”	3.03
“Event of Default”	7.01
“Excess Proceeds”	5.10
“incur”	5.09
“Legal Defeasance”	9.02
“Offer Amount”	4.09
“Offer Period”	4.09
“Paying Agent”	3.03
“Payment Default”	7.01
“Permitted Debt”	5.09
“Purchase Date”	4.09
“Registrar”	3.03
“Restricted Payments”	5.07
“Reversion Date”	5.19
“Suspension Period”	5.19

Section 2.03          Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.

The following TIA terms used herein have the following meanings:

“indenture securities” means the Notes and the Note Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 2.04          Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           “will” shall be interpreted to express a command;

(6)           provisions apply to successive events and transactions;

(7)           references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(9)           when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

ARTICLE 3
THE NOTES

Section 3.01          Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part hereof and the Company, the Guarantors and the Trustee, by their execution and delivery hereof, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions hereof, the provisions hereof shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.06.

Section 3.02          Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated hereunder.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued hereunder, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 3.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference herein to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 3.03          Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent (at its offices indicated in the definition of Corporate Trust Office of the Trustee in Section 2.01) and to act as Custodian with respect to the Global Notes.

Section 3.04          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 3.05          Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA §312(a).

Section 3.06          Transfer and Exchange.

(a)        Transfer and Exchange of Global Notes.

A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All beneficial interests in the Global Notes will be exchanged by the Company for Definitive Notes if:

(1)       the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2)       the Company, at its option but subject to DTC’s requirements, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)       there has occurred and is continuing an Event of Default with respect to the Notes, and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.07 and 3.10.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.06 or Section 3.07 or Section 3.10, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 3.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.06(b).

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes.

The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

(1)       Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(1).

(2)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect such transfer or exchange referred to in clause (1) above.

(c)         Transfer and Exchange of Beneficial Interests in Global Notes to Definitive Notes.

If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.06(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)        Transfer and Exchange of Definitive Notes for Beneficial Interests.

Other than following an exchange of beneficial interest in a Global Note for Definitive Notes as contemplated by Section 3.06(a)(2), a Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(e)         Transfer and Exchange of Definitive Notes for Definitive Notes.

Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Note pursuant to the instructions from the Holder thereof.

(f)         Legends.

In addition to the legend appearing on the face of the form of the Notes in Exhibit A hereto relating to original issue discount, the following legend will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)       Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)         Cancellation and/or Adjustment of Global Notes.

At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or for Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 3.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)       To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 3.02 or at the Registrar’s request.

(2)       No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.10, 4.06, 4.09, 5.10, 5.15 and 10.05).

(3)       The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)       Neither the Registrar nor the Company will be required:

(A)       to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 4.02 and ending at the close of business on the day of selection;

(B)       to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)       to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)       The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.02.

(8)       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.06, or requested by the Trustee pursuant to Section 8.02, to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 3.07          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits hereof equally and proportionately with all other Notes duly issued hereunder.

Section 3.08          Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 3.08 as not outstanding.  Except as set forth in Section 3.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 3.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 5.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 3.09          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 3.10          Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits hereof.

Section 3.11          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company upon written request.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 3.12          Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.01.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 4
REDEMPTION AND PREPAYMENT

Section 4.01          Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions hereof, it must furnish to the Trustee, at least five days prior to the giving of notice of a redemption, an Officers’ Certificate setting forth:

(1)           the clause hereof pursuant to which the redemption shall occur;

(2)           the redemption date;

(3)           the principal amount of Notes to be redeemed; and

(4)           the redemption price (if then determined and otherwise the method of determination).

Section 4.02          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 3, based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 4.03          Notice of Redemption.

Subject to the provisions of Section 4.09, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or in the case of notes issued in global form, send electronically pursuant to DTC’s procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge hereof pursuant to Articles 9 or 12.

The notice will identify the Notes to be redeemed and will state:

(1)           the redemption date;

(2)           the redemption price (if then determined and otherwise the method of determination);

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or Section hereof pursuant to which the Notes called for redemption are being redeemed;

(8)           if the redemption is conditioned upon the completion of an Equity Offering, a statement to such effect; and

(9)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to Section 4.01 requests that the Trustee give such notice and sets forth the information to be stated in such notice as provided in the preceding paragraph.

Section 4.04          Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 4.03, Notes called for redemption become irrevocably due and payable (subject to the provisions of the next succeeding sentence) on the redemption date at the redemption price.  A notice of redemption may not be conditional, except that any redemption pursuant to Section 4.07(b) may, at the Company’s discretion, be subject to completion of the related Equity Offering.

Section 4.05          Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 5.01.

Section 4.06          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 4.07          Optional Redemption.

(a)           Except pursuant to Section 4.07(b), (c) or (d) or Section 5.15(e), the Notes will not be redeemable at the Company’s option.

(b)           At any time prior to August 1, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued hereunder at a redemption price equal to 105.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

(1)           at least 65% of the aggregate principal amount of the Notes originally issued hereunder (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)           At any time prior to August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to the sum of 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the redemption date, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date.

(d)           On or after August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date that is on or prior to the redemption date:

Year	Percentage
2018	102.875%
2019	101.438%
2020 and thereafter	100.000%

(e)           Unless the Company defaults in the payment of the redemption price, or the redemption is conditioned upon the completion of an Equity Offering pursuant to clause (b) of this Section 4.07 and such offering is not so completed, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f)            Any redemption pursuant to this Section 4.07 shall be made pursuant to the provisions of Sections 4.01 through 4.06.

Section 4.08          Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 4.09          Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 5.10, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable (or, in the case of Notes issued in global form pursuant to Article 3, based on a method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate)) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)           that the Asset Sale Offer is being made pursuant to this Section 4.09 and Section 5.10 and the length of time the Asset Sale Offer will remain open;

(2)           the Offer Amount, the purchase price and the Purchase Date;

(3)           that any Note not tendered or accepted for payment will continue to accrue interest;

(4)           that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)           that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6)           that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)           that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)           that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a Global Note shall be selected by such method as DTC may require) based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)           that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.09.  The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company will publicly announce the results of the Asset Sale Offer on or promptly after the Purchase Date.

Other than as specifically provided in this Section 4.09, any purchase pursuant to this Section 4.09 shall be made pursuant to the provisions of Sections 4.01 through 4.06 hereof.

ARTICLE 5
COVENANTS

Section 5.01          Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 5.02          Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 3.03.

Section 5.03          Reports.

(a)           Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish (whether through hard copy or internet access) to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes (or file or furnish, as applicable, with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations which are applicable to the Company (or which would be applicable to the Company, in the event the Company is not so required), after giving effect to all applicable extensions and cure periods:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports and to the Company (or which would be applicable to the Company, if the Company were required to file such reports), after giving effect to all applicable extensions and cure periods (unless the SEC will not accept such a filing). Each such filing will be deemed to satisfy the Company’s obligation to furnish the filed information or report to the holders.

(b)           If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in this Section 5.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in this Section 5.03 on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c)           If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 5.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d)           This Section 5.03 will not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.  Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed filed with the Trustee and furnished to the Holders of the Notes and securities analysts as required pursuant to Section 5.03.

(e)           Delivery of reports, information and documents to the Trustee under this Section 5.03 are for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 5.04          Compliance Certificate.

(a)           The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations hereunder, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained herein and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)           So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c)           Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.05          Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 5.06          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07          Restricted Payments.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2)           purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than (a) Equity Interests owned by the Company or any Restricted Subsidiary of the Company and (b) any such purchase, redemption or other acquisition constituting a Permitted Investment);

(3)           make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments, purchases, redemptions, defeasances or other acquisitions or retirements within one year prior to the Stated Maturity thereof; or

(4)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(A)          no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B)          the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a); and

(C)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 9, 2013 (excluding Restricted Payments permitted by Section 5.07(b)(2), (3), (4), (5), (6), (7), (8), (9) and (10)), is less than the sum, without duplication, of:

(i)            50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 9, 2013 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)           100% of the aggregate net cash proceeds and the Fair Market Value of property or securities other than cash (including (A) Equity Interests of Persons engaged primarily in the Oil and Gas Business other than the Company or a Subsidiary of the Company and (B) assets used in the Oil and Gas Business), in each case received by the Company since April 9, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary (unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii)          to the extent not already included in Consolidated Net Income for such period, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after April 9, 2013 is sold for cash (other than to the Company or any Subsidiary of the Company) or otherwise cancelled, released, liquidated or repaid for cash, the cash return of capital or other reduction with respect to such Restricted Investment resulting from such sale, liquidation, cancellation, release or repayment (less any out-of-pocket costs incurred in connection with any such transaction); plus

(iv)          the amount by which any Indebtedness of the Company or its Restricted Subsidiaries (other than any Indebtedness which by its terms is subordinated in right of payment to the Notes or Note Guarantees) is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to April 9, 2013 of any such Indebtedness of the Company or its Restricted Subsidiaries for or into Equity Interests (other than Disqualified Stock) of the Company

(less the amount of any cash, or the Fair Market Value of any other property (other than such Equity Interests), distributed by the Company upon such conversion or exchange and excluding the net cash proceeds from the conversion or exchange financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(v)           to the extent that any Unrestricted Subsidiary of the Company designated as such after April 9, 2013 is redesignated as a Restricted Subsidiary pursuant to the terms hereof, or any Unrestricted Subsidiary of the Company or other Person in which the Company or a Restricted Subsidiary has a Restricted Investment is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Company or a Restricted Subsidiary, or such other Person becomes a Restricted Subsidiary, after April 9, 2013, the lesser of, as of the date of such redesignation or other event, (A) the Fair Market Value of the Company’s Restricted Investment in such Person (or of the properties or assets disposed of, as applicable) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after April 9, 2013 or, in the case of any other Person, the date such Restricted Investment was originally made; plus

(vi)          50% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company that is a Guarantor after April 9, 2013 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period; plus

(vii)         in the event the Company or any Restricted Subsidiary makes any Investment in a Person after the date of this Indenture that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary, an amount equal to the amount of the Company’s or any Restricted Subsidiary’s Restricted Investment in such Person as of the date it became a Restricted Subsidiary or as of the date of such merger or consolidation; plus

(viii)        with respect to Restricted Investments made by the Company and its Restricted Subsidiaries after the date of this Indenture, an amount equal to the net reduction in such Restricted Investment in any Person resulting from the release of any Guarantee entered into by the Company or any Restricted Subsidiary, to the extent that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists or has been reduced or such Guarantee has been released or terminated.

(b)           The provisions of Section 5.07(a) will not prohibit:

(1)           the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions hereof;

(2)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of,

Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 5.07(a)(4)(C)(ii) and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 5.07;

(3)           the declaration and payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests at least on a pro rata basis;

(4)           the payment on or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee in exchange for, or out of or with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries (or their respective estates, heirs, family members, spouses, former spouses or beneficiaries under their estates or other permitted transferees) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests (excluding amounts representing cancellation of Indebtedness) may not exceed $2.5 million in any fiscal year plus, to the extent not previously applied or included, the net cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date hereof;

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(7)           so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date hereof in accordance with the Fixed Charge Coverage Ratio test set forth in Section 5.09(a);

(8)           payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)           the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness in accordance with provisions substantially similar to those set forth in Section 5.10 and Section 5.15; provided that prior to such payment, purchase, redemption, defeasance or other acquisition, all Notes tendered by holders in connection with a

Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed or otherwise acquired for value in accordance with the terms hereof;

(10)         payments to dissenting stockholders of the Company not to exceed $5.0 million in the aggregate made (ii) pursuant to applicable law or (i) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction not prohibited hereby; and

(11)         so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed at any one time outstanding $25.0 million (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause); provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of the definition of “Permitted Investments” and shall cease to have been made pursuant to this Section 5.07(b)(11) for so long as such Person continues to be a Restricted Subsidiary.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, in the case of a dividend, on the date of declaration) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any non-cash dividend made within 60 days after the date of declaration shall be made as of such date. For purposes of determining compliance with this Section 5.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 5.07(b) (1) through (11) or as a Permitted Investment or is entitled to be made pursuant to the first paragraph above, the Company will be permitted to classify, allocate or divide (or later classify, allocate, re-divide or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant, provided that at the time of such classification, allocation or division, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant.

Section 5.08          Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that (i) the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant and (ii) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make payments with respect to such loans or advances;

(2)           make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           The restrictions in Section 5.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)           the Credit Agreement and other agreements governing Existing Indebtedness as in effect on the date hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions contained in such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

(2)           this Indenture, the Notes and the Note Guarantees;

(3)           agreements governing other Indebtedness permitted to be incurred under the provisions of Section 5.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or the Credit Agreement as in effect on the date hereof, whichever is more restrictive;

(4)           applicable law, rule, regulation, order, approval, governmental license, permit or similar restriction;

(5)           any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred;

(6)           customary non-assignment provisions in purchase and sale or exchange agreements for Hydrocarbons, agreements of the types described in Permitted Business Investments or similar operational agreements, or in licenses, easements leases or other contracts, in each case, entered into in the ordinary course of business;

(7)           agreements governing purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 5.08(a)(3);

(8)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)           agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)         agreements governing Liens permitted to be incurred under the provisions of Section 5.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)         agreements governing Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(13)         any agreement with respect to any property or asset acquired after the date hereof (including by merger or consolidation) as in effect at the time of such acquisition (except to the extent such agreement was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any property or assets other than the property or assets so acquired; and

(14)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, additions, repairs, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof.

Section 5.09          Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)           The provisions of Section 5.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or Preferred Stock, as applicable (collectively, “Permitted Debt”):

(1)           the incurrence by the Company or any of the Guarantors of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) not to exceed the greater of (a) $300.0 million and (b) 35% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(2)           the incurrence by the Company and its Restricted Subsidiaries of (a) the Existing Indebtedness and (b) Permitted Acquisition Indebtedness;

(3)           the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees being issued on the date hereof;

(4)           the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater, at any one time outstanding, of (a) $20.0 million and (b) 2.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(5)           the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted hereby to be incurred under Section 5.09(a) or clauses (2), (3), (4), (5), (8), (13), (15) or (16) of this Section 5.09(b);

(6)           the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)           if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, if such Indebtedness is not unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor, then the incurrence of such Indebtedness will be deemed, and

(b)           (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)           the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)           any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)           any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)           the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)           the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to the Notes, then the Guarantee must be subordinated to the same extent as the Indebtedness guaranteed;

(10)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)         the incurrence by the Company or any of its Restricted Subsidiaries of in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)         any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, contribution, adjustment of purchase price, earn-outs, deferred compensation or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary in a transaction permitted hereby, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary;

(14)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of the financing of insurance premiums with the providers of such insurance or their Affiliates in the ordinary course of business;

(15)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness representing deferred compensation to employees of the Company or any Subsidiary of the Company incurred in the ordinary course of business (including those incurred in connection with any acquisition); and

(16)         the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (a) $30.0 million and (b) 3.5% of the Company’s Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with different collateral or to a greater or lesser extent or priority or by virtue of structural subordination, maturity date or being guaranteed by less than all guarantors of such other Indebtedness.

For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 5.09(b)(1) through (16), or is entitled to be incurred pursuant to Section 5.09(a), the Company will be permitted to divide, classify and reclassify such item of Indebtedness on the date of its incurrence, or later redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.  Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated hereunder will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations, in each case will be deemed not to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values or unrealized losses or charges in respect thereof.

The amount of any Indebtedness outstanding as of any date will be:

(1)           the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)           the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)           in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)           the Fair Market Value of such assets at the date of determination; and

(b)           the amount of the Indebtedness of the other Person.

Section 5.10          Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the aggregate consideration received in the Asset Sale by the Company or a Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this clause (2) only, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(b)           any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 30 days of the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(c)           any stock or assets of the kinds referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d)           with respect to any Asset Sale of oil and natural gas properties by the Company or any Restricted Subsidiary where the Company or such Restricted Subsidiary retains an interest in such property, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or any Restricted Subsidiary) may apply such Net Proceeds at its option to any combination of the following:

(1)           to repay, purchase, repurchase, redeem, defease or otherwise acquire, retire or terminate (or cash-collateralize) any Senior Debt;

(2)           to acquire all or substantially all of the assets of, or any Capital Stock of, one or more other Persons primarily engaged in the Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Restricted Subsidiary of the Company;

(3)           to make capital expenditures in respect of the Company’s or any Restricted Subsidiary’s Oil and Gas Business; or

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

The requirement of clauses (2) through (4) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company or any Restricted Subsidiary, as the case may be, with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into.

Pending the final application of any Net Proceeds, the Company (or any Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited hereby.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 10 Business Days thereof, the Company will make an offer (an “Asset Sale Offer”) to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited hereby. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 5.10, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section 5.10 by virtue of such compliance.

Section 5.11          Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with (which term, for purposes of this covenant, shall include “, or for the benefit of” where appropriate in the context), any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company’s Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2)           the Company delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $40.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 5.11(a):

(1)           any employment or consulting agreement, employee benefit plan, officer or director indemnification, compensation or severance agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)           transactions between or among the Company and/or its Restricted Subsidiaries, and Guarantees, indemnities and letters of credit issued by, or for the account of, and Permitted Liens granted for the benefit of, the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, in each case otherwise permitted by this Indenture;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)           any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(6)           Permitted Investments and Restricted Payments (and any other payments excluded from such definitions or their component definitions) that do not violate the provisions of Section 5.07;

(7)           transactions effected in accordance with the terms of the agreements described in this Prospectus Supplement under the caption “Transactions with Related Persons,” as such agreements are in effect on the date hereof and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is not materially less advantageous to the Company, taken as a whole, than the agreement so amended or replaced;

(8)           loans or advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business permitted under clause (8) of the definition of Permitted Investments;

(9)           any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unaffiliated Person;

(10)         in the case of contracts for exploiting, exploring for, acquiring, developing, producing, operating, processing, gathering, marketing, distributing, treating, selling, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts entered into in the ordinary course of business and otherwise in compliance with the terms hereof (a) that, in the good faith determination of the Board of Directors of the Company or the senior management thereof, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person and (b) with respect to which the Company has complied with Section 5.11(a)(2)(A) and (B); and

(11)         transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof that, in the good faith judgment of the Board of Directors or senior management of the Company, are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person.

Section 5.12          Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless all payments due to the Holders under this Indenture and the Notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien (other than a Permitted Lien).

Notwithstanding the foregoing, any Lien securing the notes or a Note Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that require the grant of Liens to secure the notes or Note Guarantees pursuant to the preceding paragraph, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien or (iv) with respect to any Lien securing a Note Guarantee, the release of such Note Guarantee in accordance with this Indenture.

Section 5.13          Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 5.14          Corporate Existence.

Except as otherwise permitted under Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors or senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 5.15          Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth herein.  In the Change of Control Offer, the Company will offer a payment in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will mail (or in the case of notes issued in global form, send electronically pursuant to DTC’s procedures) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required hereby and setting forth the following:

(1)           that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Notes tendered will be accepted for payment;

(2)           the amount of the Change of Control Payment and the Change of Control Purchase Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.15, the Company will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section 5.15 by virtue of such compliance.

(b)           Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.  Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1)           deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c)           The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 4.03, unless and until there is a default in payment of the applicable redemption price.

(d)           Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon  the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)           In the event that holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described above) purchases all of the Notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes, if any, that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 5.16          Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 5.17          Additional Note Guarantees.

If, after the date hereof, any Subsidiary of the Company (including any Subsidiary acquired or created after the date hereof) that is not already a Guarantor (1) guarantees any Indebtedness of the Company or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Credit Facility, then, in either case, that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering an Opinion of Counsel satisfactory to the Trustee within 30 Business Days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness.  The form of such supplemental indenture is attached as Exhibit C hereto.

Section 5.18          Designation of Restricted and Unrestricted Subsidiaries.

Except during any period that certain covenants have been suspended pursuant to Section 5.19, the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 5.07 or represent a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by the Company.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 5.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.09, the Company will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under Section 5.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 5.19          Covenant Suspension

(a)           Notwithstanding any other provision of this Indenture or of the Notes to the contrary, if at any time following the date of this Indenture (a) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency), (b) no Default or Event of Default shall have occurred and is continuing under this Indenture and (c) the Company has delivered to the Trustee notice of such events, Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.18 and 6.01(a)(4) (the “Suspended Covenants”) will be suspended and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections.

(b)           During any period that the foregoing Sections have been suspended (the Suspension Period”), the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 5.18.

(c)           Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, and the Company has delivered to the Trustee notice of such events, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”).  On each Reversion Date, all Indebtedness incurred, and Disqualified Stock and preferred stock issued, during the Suspension Period will be deemed to have been outstanding on the date of this Indenture, so that it is classified as permitted under Section 5.09(b)(2)(a). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 5.07 will be made as though Section 5.07 had been in effect since the date of the indenture and throughout the Suspension Period. Accordingly, (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of Section 5.07(b) (1) through (11) may reduce the amount available to be made as Restricted Payments after the Reversion Date under 5.07(a), provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of Section 5.07(a)(4)(C)(i) and (y) the terms specified in Section 5.07(a)(4)(C)(i) through (viii) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under Section 5.07(a)(4)(c). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or at any time thereafter) under any Suspended Covenant solely as a result of, or as a result of the continued existence on or after the Reversion Date of facts and circumstances arising from, any actions taken by (or omissions of) the Company or its Restricted Subsidiaries, or events occurring, during the Suspension Period or as a result of the compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with the indenture during the Suspension Period. For purposes of Section 5.10, on the Reversion Date, the unutilized amount of Excess Proceeds will be reset to zero. For purposes of Section 5.17, all Indebtedness Incurred during the Suspension Period and outstanding on the Reversion Date by a Restricted Subsidiary that is not a Guarantor will be deemed to have been Incurred on the Reversion Date.

ARTICLE 6
SUCCESSORS

Section 6.01          Merger, Consolidation or Sale of Assets.

(a)           The Company will not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either: (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture or other agreements reasonably satisfactory to the Trustee;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition  has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 5.09(a) or (B) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture, if any, comply with this Indenture.

(b)           This Section 6.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.  Section 6.01(a)(3) and (a)(4) will not apply to any merger or consolidation of the Company with or into, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the Company’s properties or assets to, a Guarantor solely for the purpose of reincorporating the Company in another jurisdiction.

Section 6.02          Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 6.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions hereof referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company hereunder with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.01.

ARTICLE 7
DEFAULTS AND REMEDIES

Section 7.01          Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described in Section 5.07, Section 5.09, Section 5.10, Section 5.15 or Section 6.01;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days (or, in the case of Section 5.03, 120 days) after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements herein;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date hereof, if that default:

(A)          is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)          results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid in full, any Default or Event of Default (but not any acceleration of the Notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(6)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed, for a period of 60 days;

(7)           the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)          commences a voluntary case;

(B)          consents to the entry of an order for relief against it in an involuntary case;

(C)          consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)          makes a general assignment for the benefit of its creditors; or

(E)           generally is not paying its debts as they become due;

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)          appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)          orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)     except as permitted hereby, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Any and all defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by Section 5.03 shall be deemed cured, and the Company shall be deemed in compliance with Section 5.03, upon furnishing such financial information as contemplated by Section 5.03 without regard to the date on which such financial statement or report is so furnished; provided that such cure shall not otherwise affect the rights of the Holders under this Section 7.01 if the principal of, premium, if any, on, and interest, if any, on, the notes have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure).

Section 7.02          Acceleration.

In the case of an Event of Default specified in clause (7) or (8) of Section 7.01 with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest on the Notes that has become due solely because of the acceleration) have been cured or waived.

Section 7.03          Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 7.04          Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.05          Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 7.06          Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)           such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.07          Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08          Collection Suit by Trustee.

If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.09          Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.10          Priorities.

If the Trustee collects any money pursuant to this Article 7, it shall pay out the money in the following order:

First:            to the Trustee, its agents and attorneys for amounts due under Section 8.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:       to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:           to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 8.10.

Section 7.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 8
TRUSTEE

Section 8.01          Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it hereby, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements hereof.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d)           Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 8.01.

(e)           No provision hereof will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers hereunder at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02          Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it hereby.

(e)           Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)            The Trustee will be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes, unless such Holder has offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

(g)           The Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure by the Company to pay or cause to be made any of the payments required to be made to the Trustee, unless a Responsible Officer shall be specifically notified by a writing of such Default by the Company or by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding delivered to the Corporate Trust Office of the Trustee and in the absence of such notice so delivered the Trustee may conclusively assume no Default exists.

Section 8.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 8.10 and 8.11.

Section 8.04          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision hereof, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 8.05          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 8.06          Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with May 15, 2014, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA §313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA §313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 8.07          Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time reasonable compensation for its acceptance hereof and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 8.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder.  The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 8.07 will survive the satisfaction and discharge hereof.

(d)           To secure the Company’s and the Guarantors’ payment obligations in this Section 8.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes.  Such Lien will survive the satisfaction and discharge hereof.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 8.08          Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 8.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 8.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor

Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 8.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee hereunder.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 8.07.  Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 will continue for the benefit of the retiring Trustee.

Section 8.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 8.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5).  The Trustee is subject to TIA §310(b).

Section 8.11          Preferential Collection of Claims Against Company.

The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b).  A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

ARTICLE 9
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 9.02 or 9.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

Section 9.02          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 9.04;

(2)           the Company’s obligations with respect to such Notes under Article 3 and Section 5.02;

(3)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)           this Article 9.

Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03.

Section 9.03          Covenant Defeasance.

Upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 9.04, be released from each of their obligations under the covenants contained in Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18 and 5.19 and clause (a)(4) of Section 6.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and

Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Company’s exercise under Section 9.01 of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 7.01(3), (4), (5), (6) and (9) will not constitute Events of Default.

Section 9.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 9.02 or 9.03:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants  (or, if two or more of any nationally recognized investment banks, appraisal firms or firms of independents accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company’s chief financial officer), to pay the principal of, premium on, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 9.02, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)          the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)          since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 9.03, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)           the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)           the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 9.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 9.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05, the “Trustee”) pursuant to Section 9.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 9 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants or other Person that rendered the opinion delivered under Section 9.04(1) expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06          Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 9.02 or 9.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations hereunder and under the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 10
AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01       Without Consent of Holders of Notes.

(a)           Notwithstanding Section 10.02, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification hereof under the Trust Indenture Act;

(6)           to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” in the Prospectus Supplement;

(7)           to provide for the issuance of Additional Notes in accordance with the limitations set forth herein as of the date hereof;

(8)           to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(9)           to secure the Notes or the Note Guarantees pursuant to the requirements of Section 5.12;

(10)         to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided herein; or

(11)         to evidence or provide for the acceptance of appointment hereunder of a successor Trustee.

Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.02, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms hereof and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities hereunder or otherwise.

Section 10.02       With Consent of Holders of Notes.

Except as provided below in this Section 10.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09, 5.10 and 5.15) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 7.04 and 7.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 4.08 and 4.09 shall determine which Notes are considered to be “outstanding” for purposes of this Section 10.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.02, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.  Subject to Sections 7.04 and 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes (except those provisions relating to Section 5.10 or Section 5.15);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, premium, if any, on, or interest on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in currency other than that stated in the Notes;

(6)           make any change in the provisions hereof relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, on, or interest on, the Notes (other than as permitted by clause (7) below);

(7)           waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 5.10 or Section 5.15);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms hereof; or

(9)           make any change in the preceding amendment, supplement and waiver provisions.

Section 10.03       Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 10.04       Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.05       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06       Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture under Section 10.02 until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 8.01) will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted hereby.

ARTICLE 11
NOTE GUARANTEES

Section 11.01.      Guarantee.

(a)           Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in Article 7, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02.      Limitation on Guarantor Liability.

Each Guarantor, and, by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03.      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture or a supplemental indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on a notation of Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a notation of Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth herein on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date hereof, if required by Section 5.17, the Company will cause such Subsidiary to comply with the provisions of Section 5.17 and this Article 11, to the extent applicable.

Section 11.04.      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05, a Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists; and

(2)           either:

(a)   subject to Section 11.05, the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(b)   such transaction or series of transactions does not violate Section 5.10.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit hereunder as the Note Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 5 and 6, and notwithstanding clauses 2(a) and (b) above, nothing contained herein or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05.      Releases.

(a)           The Note Guarantee of a Guarantor will be released:

(1)           in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction)

the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 5.10;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 5.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

provided, in both cases, that the Company delivers to the Trustee an Officers’ Certificate certifying that the Net Proceeds of such sale or other disposition will be applied in accordance with the applicable provisions of this Indenture, including without limitation Section 5.10.  Upon delivery by the Company to the Trustee of such Officers’ Certificate, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee;

(3)           if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions hereof;

(4)           upon legal defeasance, covenant defeasance or satisfaction and discharge hereof as provided in Article 9 and Article 12; or

(5)           at such time as such Guarantor (a) does not Guarantee any Indebtedness of the Company or any other Guarantor other than the Notes (except as a result of payment under any such other Guarantee) and (b) is not a Domestic Subsidiary that is an obligor with respect to any Indebtedness under any Credit Facility;

(6)           upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing; or

(7)           upon such Guarantor consolidating with, merging into or transferring all of its property or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

(b)           Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor hereunder as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01       Satisfaction and Discharge.

The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)           either:

(a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b)   all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants  (or, if two or more of any nationally recognized investment banks, appraisal firms or firms of independents accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, in the opinion of the Company’s chief financial officer), without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes to the date of maturity or redemption;

(2)           in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           the Company or any Guarantor has paid or caused to be paid all other sums payable by it hereunder; and

(4)           the Company has delivered irrevocable instructions to the Trustee hereunder to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge hereof, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 9.06 will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 8.07, that, by their terms, survive the satisfaction and discharge hereof.

Section 12.02       Application of Trust Money.

Subject to the provisions of Section 9.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations hereunder and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01       Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02       Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Bonanza Creek Energy, Inc.
410 17th Street, Suite 1400
Denver, Colorado 80202
Facsimile No.:  (720) 305-0804
Attention:  General Counsel

If to the Trustee:
Wells Fargo Bank, National Association
750 N. St. Paul Place, Suite 1750
MAC T9263-170
Facsimile No.:  (214) 756-7401
Attention:  Corporate Trust, Municipal and Escrow Services

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by electronic image scan or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.  In the case of Notes issued in global form pursuant to Article 3, any notice or communication to a Holder will be sent pursuant to the applicable procedures of the Depositary.  Failure to mail or otherwise send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails or otherwise sends a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights hereunder or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action hereunder, the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for herein relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for herein (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08       Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10       Successors.

All agreements of the Company herein and the Notes will bind its successors.  All agreements of the Trustee herein will bind its successors.  All agreements of each Guarantor herein will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11       Severability.

In case any provision herein or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12       Counterpart Originals.

The parties may sign any number of copies hereof.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14       Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.15       Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

[Signatures on following pages]

SIGNATURES

Dated as of July 18, 2014.

COMPANY

BONANZA CREEK ENERGY, INC.

	By:	/s/ Marvin M. Chronister
		Name:	Marvin M. Chronister
		Title:	Interim President and Chief
Executive Officer

GUARANTORS

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

	By:	/s/ Marvin M. Chronister
		Name:	Marvin M. Chronister
		Title:	Interim President and Chief
Executive Officer

BONANZA CREEK ENERGY RESOURCES, LLC

	By:	/s/ Marvin M. Chronister
		Name:	Marvin M. Chronister
		Title:	Interim President and Chief
Executive Officer

BONANZA CREEK ENERGY MIDSTREAM, LLC

	By:	/s/ Marvin M. Chronister
		Name:	Marvin M. Chronister
		Title:	Interim President and Chief
Executive Officer

Signature Page to First Supplemental Indenture

BONANZA CREEK ENERGY UPSTREAM LLC

By:	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief
Executive Officer

HOLMES EASTERN COMPANY, LLC

By:	/s/ Marvin M. Chronister
	Name:	Marvin M. Chronister
	Title:	Interim President and Chief
Executive Officer

Signature Page to First Supplemental Indenture

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

[Face of Note]

CUSIP/CINS

5 ¾% Senior Notes due 2023

No.	$ [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note]

BONANZA CREEK ENERGY, INC.

promises to pay to                 or registered assigns,

the principal sum of                                                                                                                      DOLLARS [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on February 1, 2023.

Interest Payment Dates:  August 1 and February 1

Record Dates:  July 15 and January 15

Dated:

BONANZA CREEK ENERGY, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
  as Trustee

By:
Authorized Signatory

[Back of Note]

5 ¾% Senior Notes due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 5.75% per annum from                                 ,        until maturity.  The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                                 ,       .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 3.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE.  The Company issued the Notes under an Indenture dated as of July 18, 2014 (the “Base Indenture”) among the Company, the Guarantors and the Trustee, as amended and supplemented by the First Supplemental Indenture of even date therewith (the Base Indenture, as so amended and supplemented, being called the “Indenture”).  The terms of the

Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.

(a)                                 Except pursuant to the following paragraphs and as set forth in Section 5.15(e) of the Indenture, the Notes will not be redeemable at the Company’s option.

(b)                                 At any time prior to August 1, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), with an amount of cash not greater than the net cash proceeds of an Equity Offering; provided that:

(1)  at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c)                                  At any time prior to August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date.

(d)                                 On or after August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date that is on or prior to the redemption date:

Year	Percentage
2018	102.875%
2019	101.438%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, or the redemption is conditioned upon the completion of an Equity Offering pursuant to paragraph (5)(b) above and such offering is not so completed, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)                                 MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 REPURCHASE AT THE OPTION OF HOLDER.

(a)         If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture.  In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and described in such notice.  The Company will not be required to make a Change of Control Offer if notice of redemption has been given pursuant to Section 4.03 of the Indenture.

(b)         If the Company fails to apply the Net Proceeds from Asset Sales in the manner specified in the Indenture within 365 days after the receipt of such Net Proceeds, any Net Proceeds not so applied will constitute Excess Proceeds. Within 10 Business Days of the aggregate amount of Excess Proceeds exceeding $20.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay  or redeem with the proceeds of sales of assets, to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis (except that any Notes represented by a Note in global form will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection as the Trustee deems fair and appropriate unless otherwise required by law), based on the amounts tendered or required to be prepaid or redeemed.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)                                 NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or in the case of notes issued in global form, send electronically pursuant to DTC’s procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 9 or 12 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charge payable in connection therewith.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and certain existing Defaults or Events of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Company’s prospectus supplement dated July 15, 2014, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to secure the Notes or the Note Guarantees pursuant to the requirements of Section 5.12 of the Indenture, to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture, or to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee.

(12)                          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 5.07, 5.09, 5.10, 5.15 or 6.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days (or, in the case of Section 5.03 of the Indenture, 120 days) after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Restricted Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)                          TRUSTEE DEALINGS WITH COMPANY.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Bonanza Creek Energy, Inc.
410 17th Street, Suite 1400
Denver, Colorado 80202
Facsimile No.:  (720) 305-0804
Attention:  General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                        to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 5.10 or 5.15 of the Indenture, check the appropriate box below:

☐ Section 5.10	☐ Section 5.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.10 or Section 5.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of July 18, 2013 (the “Base Indenture”) among Bonanza Creek Energy, Inc. (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture of even date therewith (the Base Indenture, as so amended and supplemented, being called the “Indenture”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

B-1

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , among                                      (the “Guaranteeing Subsidiary”), a subsidiary of Bonanza Creek Energy, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 18, 2013 (the “Base Indenture”) among the Company, the Guarantors party thereto and the Trustee, as amended and supplemented by the First Supplemental Indenture of even date therewith (the Base Indenture, as so amended and supplemented, being called the “Indenture”) providing for the issuance of  5¾% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  Subject to Article 11 of the Indenture, the Guaranteeing Subsidiary, jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (1) the principal of, premium on, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

3.                                      NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Signatory